Exhibit 99.2

Zoned Properties Names Irvin Rosenfeld as Senior Advisor to the Company;

Derek Overstreet, PhD, Joins Board of Directors

Mr. Rosenfeld Transitions from Director to Senior Advisor; Company Maintains a Majority-Independent, Five Member Board

SCOTTSDALE, Ariz., April 4, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced Irvin Rosenfeld has stepped down as a director in connection with his appointment as a Senior Advisor to the Company. Effective April 1, 2017, the Board appointed Derek Overstreet, PhD, to fill Mr. Rosenfeld’s Board seat. The Company will continue to be governed by a five-member Board of Directors, a majority of which is independent.

Mr. Rosenfeld, founder of My Medicine Consulting, has served as a member of the Board of Directors for the past 3 years and has been instrumental in the Company’s strategic development. In his role as Senior Advisor, Mr. Rosenfeld will advise Zoned Properties on a range of issues including new business development, U.S. capital markets and trends in the licensed medical marijuana industry. Mr. Rosenfeld has nearly 30 years of experience in the financial industry, is the author of “My Medicine” (2010), and is a leading advocate of the medical marijuana movement. He has appeared on dozens of television news programs and is one of two remaining members, and the longest standing survivor, of the Federal Medical Cannabis Program.

“Irvin has been instrumental in the development of our business model and was a leading voice in our strategy to focus on licensed medical marijuana developments within the emerging marijuana industry,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “He gained deep industry knowledge spanning several decades through his own personal journey as a patient in the Federal Medical Cannabis Program. We will continue to utilize Irvin’s industry knowledge, insights and first-hand experiences as he transitions to this advisory role in serving our company.”

“I am extremely proud of what Zoned Properties has accomplished over the last several years and am honored to continue to serve the Company in an advisory role as the team works to extend its strong track record of conservative and methodical project development in the medical marijuana space,” stated Irvin Rosenfeld, Senior Advisor to Zoned Properties. “By consistently and intentionally avoiding the more risky and volatile recreational sector of the industry, management is positioning the Company to best serve the interests of its shareholders over the long-term, and I look forward to being a part of their continued success.”

Derek Overstreet, PhD, joins the Board as an Independent Director. Dr. Overstreet is co-founder and Chief Scientific Officer of Sonoran Biosciences, which develops new sustained-release pharmaceutical formulations for applications including orthopedic infection and postoperative pain management. Dr. Overstreet holds a Bachelor’s degree in Biomedical Engineering from Case Western Reserve University and a Doctoral degree in Biomedical Engineering from Arizona State University. His expertise is in the development of novel polymer-based materials for medical applications including drug delivery. He has authored 11 peer-reviewed scientific publications and 2 patent applications. We believe that Dr. Overstreet’s experience navigating the scientific field of pharmaceuticals and drug delivery will be instrumental in assisting the strategic development and implementation of the Zoned Properties’ business model.

“Our intentional focus on the medical sector of the licensed marijuana industry has enabled us to lead with integrity and take a longer-term view in the emerging medical marijuana industry,” continued McLaren. “While recreational marijuana gets a lot of attention from the media, we are steadfast in our focus on the licensed medical marijuana sector as our primary business, and will continue our development efforts in support of this agenda. Our decision-making, from the location of our corporate office in Arizona to our recent expansion into the medical sector in Colorado, is tightly aligned with this vision for our company.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com